Exhibit 99.1

March 10, 2003

Dear Valued Shareholders of Summus, Inc. (USA):

These are exciting times!

Summus is systematically, aggressively, and successfully moving forward. Many new applications, Powered by BlueFuel ™, are being delivered to the wireless and mobile market, and middleware opportunities are being pursued.    New relationships are being forged with major, leading brands, and existing relationships are being expanded.  At the same time, Summus is expanding its reach geographically into Australia, China, South America, and Europe.

The wireless and mobile market continues to grow and mature. More and more carriers are launching data-enabled services, and many new handsets are being introduced.  Summus is aligning itself with industry leaders among content providers, content aggregators, service providers, and device manufacturers, which are starting to compete in this market.

What follows is a brief outline of our most recent progress.

PRODUCT LAUNCHES

The carrier pipeline is being filled with applications “Powered by BlueFuel.”  These applications cover a variety of platforms and handsets.

Summus has successfully launched four applications (exego™, Snapfish Mobile, Nineball, and Ultimate Golf Challenge), which are commercially available on all BREW-enabled color handsets offered by Verizon. In addition, we have five applications that have been TRUE BREW™ certified and are presently being tested by Verizon.  We expect these applications to become available to consumers as they pass testing.

We have nine applications available in ALLTEL’s Axcess catalog (exego, Snapfish Mobile, Nineball, Ultimate Golf Challenge, FunCaster Greetings, Package Tracker, Stock Tracker, ATM Finder).  As ALLTEL rolls out additional handsets, we are positioned to capitalize on its ramp-up.

Snapfish Mobile - Powered by BlueFuel is currently available on the Sony-Ericsson T68i handset, which is being offered by Cingular Wireless and AT&T. We expect AT&T to launch Snapfish Mobile on several additional handsets in the near future.

Summus continues to diversify its products in order to enhance the company’s revenue stream.  Within the next 60 to 90 days, we will be offering six to eight more applications to carriers supporting BREW.  In addition to BREW, we are also expanding to other operating systems.  exego will be commercially available on the J2ME platform as well as the Symbian platform.  We are also making several other applications available on J2ME.

We also expect to have additional carriers offering our products in the second quarter of this year.

In the next couple of months, we believe camera phones will gain considerable momentum in the market.  Summus is positioning itself with various manufacturers to utilize our BlueFuel architecture and its integrated user interface as a mechanism to provide the end-user with a seamless experience for taking, distributing, and storing photos.  This approach dovetails into our overall vision of providing the end-user with integrated functionality and an outstanding user experience.

Summus has recently signed revenue-generating contracts with ABCNEWS and ESPN.  Partnering with some of the most recognized and prominent brand names in the industry has greatly enhanced our visibility and position within the market. We also anticipate announcing deals for new applications with other well-known brands in the near future. We are strengthening these partnerships, and we are already exploring new and exciting applications with these industry leaders.

In my November letter to the shareholders, I had projected signing three infrastructure/middleware contracts and executing one additional contract with an MVNO during the first half of 2003.  We are on track to achieve this goal.  I also stated our intention to launch a revised version of exego.    This new version will seamlessly integrate into our proposed middleware solutions and enhance the multimedia messaging capabilities of our carrier partners.  Summus expects to make this version of exego commercially available to carriers in the second quarter of 2003.

GEOGRAPHIC EXPANSION

As part of our business strategy, we are beginning to expand our presence throughout the world.  We are aggressively working with carriers in Australia, Europe, South America, and China. I expect to have revenue-generating contracts in each of these sectors before the end of 2003.

Summus has signed an agreement with Sinonext to cultivate the Chinese market for Summus products.  This strategic relationship is already bearing fruit.  Opportunities to penetrate the rapidly growing Chinese market have become available to us, and these opportunities have the potential to generate revenue as soon as the fourth quarter of 2003.   In addition, our relationship with QUALCOMM has helped us to expand our presence in China.   It has also provided reciprocal opportunities for Chinese companies to use Summus to penetrate the U.S. market with new products “Powered by BlueFuel.”

REVENUE GROWTH

We have been waiting anxiously to see how promise and potential translate into bottom-line revenues. I am extremely pleased to now see a rapid growth of revenues from our applications. From September through February, we have seen a steady increase in average (gross) revenue. This growth is impressive and corresponds to more than a doubling in revenues every second month.  This growth will be fueled by our launch of new applications, new carrier rollouts, the introduction of new data-enabled handsets, and an increased awareness and adoption by consumers. Based on this, my target remains to be revenue/cash flow positive (i.e., ignoring the time lag from consumer purchase to receipt of funds) by the middle of the second quarter.

MARKETING

Trade Shows

Summus’ business development team will be attending the CTIA show in New Orleans next week.  We have been invited into some of our larger partners’ meeting rooms to promote our products and to meet with carriers, content partners, and handset manufacturers.

We also intend to be at the Milia show in Cannes, France, in late March.  At this show, we will be meeting with European carriers and content partners to present and launch our products in the European market.

Promotions

We are currently participating in an ALLTEL sales campaign to promote our products on the recently announced ALLTEL Axcess service.  Summus has supplied various prizes for achieving sales quotas, and we are also prominently featured on sales collateral and in ALLTEL-sponsored publications.

Snapfish Mobile will also be featured on the packaging of a soon-to-be-launched camera phone with another carrier, and exego will be identified to the sales people as a key feature of this phone.

CORPORATE MATTERS

Reduction of liabilities

We are driving both sides of the accounting equation: increasing our revenue stream and reducing the liabilities on our balance sheets. During the first quarter of this year, Summus has been successful in eliminating more than 20% (over $1.0 million) of liabilities that have previously been recorded on the balance sheets. This has been achieved by successful negotiation to reduce outstanding balances due vendors and the Company’s former legal counsel.

It is a demanding undertaking to grow our business with limited resources, requiring many strategic decisions. With a small and extremely dedicated team we are making great strides. Often we have to make hard choices in how we best use our available resources and capital to reach our goals and create success.

Organizational changes

We have had several personnel changes since our last update.  First, I am very pleased to announce that Neil Guenther has joined our board of directors. Neil is a long-time shareholder and President of Anesthesiology Associates of Wisconsin, a leading group of anesthesiologists. He possesses a keen intellect and is a critical thinker. I have interacted with Neil over an extended period, and I have come to value his integrity, insights, and opinions.  I look forward to Neil’s contributions and counsel as we expand, diversify, and strengthen our board.

I regret to announce that Jerry Bailey has resigned from our Board of Advisors.  Jerry has joined Marsh Inc., the insurance brokerage operation of Marsh & McLennan, and these new responsibilities are not consistent with being on Summus’ Board of Advisors. I thank Jerry for his valuable contributions to our company and wish him the best of luck in his new position.

We have added Felicia Ramsey as Integrated Marketing Manager. Felicia will be responsible for product marketing initiatives, promotions, marketing communications, and trade shows.  Felicia comes to us from MicroMass Communications where she was responsible for developing strategic marketing plans, branding, messaging, and advertising.  In addition, Felicia has also held positions with IBM and McKinney & Silver.

Investor relations

Summus has moved its investor relations activities in house.  If you have questions, please call our direct line at (919) 807-5682.

Investment banking

Summus has engaged a New York-based, full-service investment-banking firm to assist us with both short-term and long-term fundraising activities. Our investment bankers’ have great confidence in their ability to raise long-term capital based on the market position and stage of the company. Their objective is to complete the capital raising effort in a short period of time.  This engagement also includes financial strategic planning and a thorough business analysis (reviewing the capitalization of the company, outstanding liabilities, revenue projections, and market positioning) with the objective to help us in driving our business forward.

Our increase in revenues will obviously have a significant impact on the fundraising activities.

In making the choice between reporting on our progress and achieving goals to ensure our future, we have picked the latter. It is a great challenge to grow our business in these turbulent times.  I want to thank the shareholders for supporting us during this period of accelerated growth.  We can all be proud of what we have accomplished together.

Full speed ahead!

Bjorn Jawerth
Chairman and CEO

This shareholder letter contains statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including but not limited to, the statements regarding the Company's pursuit of new business opportunities within the government sector, the development of technology and efforts to patent the same, the wireless and mobile market for multimedia applications, the status and possible outcomes of discussions with cellular operators, content providers and wireless device manufacturers, our capital raising efforts and other business plans, are not based on historical fact, but rather reflect the Company's current expectations concerning future events. By their nature, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those projected in any forward-looking statements. The following important factors, among others, may cause actual results or developments to differ materially from those expressed or implied by the forward-looking statements: (1) a lack of sufficient financial resources to implement the Company's business plan, which has resulted in the Company's receiving a "going concern" opinion from its independent accountant with respect to its audited financial statements as of and for the period ended December 31, 2001; (2) the Company's dependence on the continued growth in demand for wireless Internet usage; (3) the rapid pace of technological developments in the wireless communications industry, particularly with respect to the availability of greater capacity or faster transmission speeds (also known as "broadband" transmission); (4) the degree of market acceptance of the Company as a viable wireless technology provider and of its wireless data services, including wireless e-mail; (5) technological competition, which creates the risk of the Company's technology being rendered obsolete or noncompetitive; (6) the lack of patent protection with respect to the Company's technology; (7) potential infringement of the patent claims of third parties; and (8) the Company's dependence on its key personnel and the risk of the loss of their services. The Company hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

BlueFuel; exego;  Efficiency Engine; Superfast; Superthin; and Wherever, Whenever are trademarks of Summus, Inc. (USA). All other company or product names are trademarks and/or registered trademarks of their respective owners.